Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 1, 2020
This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”; capitalized terms used herein without definition having the meanings provided in Section 1 hereof) is between ROSS STORES, INC., a Delaware corporation (the “Borrower”), each Lender under the Credit Agreement that is a party hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, certain banks and financial institutions (the “Existing Lenders”) and Bank of America, N.A., as administrative agent, entered into that certain Amended and Restated Credit Agreement dated as of July 1, 2019 (including schedules and exhibits thereto, as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement as specifically set forth herein, and the Administrative Agent and the Lenders party to this Amendment (the “Consenting Lenders”) are, on the terms and conditions contained in this Amendment, willing to grant such request and to amend and waive certain provisions of the Existing Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions and other Interpretive Provisions.
(a)Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Amendment” is defined in the preamble.
“Borrower” is defined in the preamble.
“Consenting Lenders” ” is defined in the recitals.
“Credit Agreement” means the Existing Credit Agreement, including schedules and exhibits thereto, as amended by this Amendment as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

“Existing Credit Agreement” is defined in the recitals.
“Existing Lenders” is defined in the recitals.
“First Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of this Amendment as specified in Section 3 herein have been satisfied.
(b)Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.
(c)Other Interpretive Provisions. The rules of construction in Sections 1.02 through 1.05 of the Credit Agreement shall be equally applicable to this Amendment.
Section 2.Amendments.
(a)Credit Agreement. Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as set forth herein.
(i)Section 1.01 of the Existing Credit Agreement. Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:
“364-Day Credit Facility” means the 364-Day Credit Agreement, dated as of May 1, 2020, among the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (B) any UK Financial Institution.
“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):
(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the

District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;
(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof; and
(d) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Excess Availability” means the amount, calculated at any date, equal to: (a) the sum of (i) the Aggregate Commitments and (ii) the commitments of the lenders under the 364-Day Credit Facility, minus (b) the sum of (x) the amount of all then outstanding and unpaid Obligations and (y) the amount of all then outstanding and unpaid Obligations (as defined in the 364-Day Credit Facility).
“First Amendment Effective Date” means May 1, 2020.
“Qualified Cash” means as of any date of determination, that portion of the Borrower’s and its Subsidiaries’ aggregate cash and Cash Equivalents that is not encumbered by or subject to any lien, setoff, counterclaim, recoupment, defense or any restriction on the use thereof to pay indebtedness and other liabilities of the Borrower and its Subsidiaries.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(ii)Section 1.01 of the Existing Credit Agreement. Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions:
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law , regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in computing such Consolidated Net Income for such period: (i) Consolidated Total Interest Expense for such period, (ii) Consolidated taxes on income for such period, (iii) Consolidated depreciation for such period, (iv) Consolidated amortization for such period, and (v) non-cash losses or charges to the extent such losses or charges have not been and will not become cash losses or charges in a later fiscal period; provided that, for purposes of calculating the ratio of Consolidated Adjusted Debt to Consolidated EBITDA pursuant to Section 7.04(a) hereof, Consolidated EBITDA (i) as of January 30, 2021, shall be deemed to be Consolidated EBITDA for such fiscal quarter then ended multiplied by four, (ii) as of May 1, 2021, shall be deemed to be Consolidated EBITDA for the trailing six-month period then ended multiplied by two, (iii) as of July 31, 2021, shall be deemed to be Consolidated EBITDA for the trailing nine-month period then ended multiple by four-thirds, and (iv) for all testing periods thereafter, EBITDA for such calculations shall be EBITDA for the trailing twelve-month period then ended.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such

Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; (iii) become the subject of a Bail-In Action, or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership of any Equity Interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, and each other Lender promptly following such determination.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(iii)Section 5.05(b) of the Existing Credit Agreement. Section 5.05(b) of the Credit Agreement is hereby amended and restating Section 5.05(b) in its entirety to read:
(b) Since the date of the Audited Financial Statements, except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and any other report filed after February 1, 2020 and prior to the First Amendment Effective Date by the Borrower on Form 8-K with the SEC, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(iv)Section 7.01 of the Existing Credit Agreement. Section 7.01of the Credit Agreement is hereby amended by amending and restating Section 7.01(c) in its entirety to read:
(c) Indebtedness of the Borrower and Subsidiaries of the Borrower, provided, however, that no Subsidiary shall create, incur, assume or suffer to exist any liability for Indebtedness except Indebtedness which, when aggregated with all Indebtedness of all Subsidiaries of the Borrower (but not including, for purposes of this calculation, Indebtedness of a Subsidiary owing to the Borrower or another Subsidiary of the Borrower), does not exceed $50,000,000; and also provided that the material terms of all Indebtedness permitted under this paragraph are no more restrictive with respect to covenants and events of default or other material provisions than the terms and conditions set forth herein and in the other Loan Documents, and provided further that, at the time any such Indebtedness is incurred, and after giving effect thereto, no Default or Event of Default exists; and
(v)Section 7.04 of the Existing Credit Agreement. Section 7.04 of the Credit Agreement is hereby amended by amending and restating it in its entirety to read:
“7.04 Financial Covenants.
(a)Consolidated Adjusted Debt to EBITDAR Ratio. After the First Amendment Effective Date, permit the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR, as of the last day of any fiscal quarter set forth below, calculated for the four consecutive fiscal quarters then ending, to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Adjusted Debt to EBITDAR Ratio
January 30, 2021 through January 29, 2022	4.50:1.00
April 30, 2022	4.25:1.00
July 30, 2022 through October 29, 2022	4.00:1.00
January 28, 2023	3.75:1.00
April 29, 2023, and each fiscal quarter thereafter	3.50:1.00

(b) Minimum Liquidity. Permit, at any time from the First Amendment Effective Date through the date that is the later of (i) the termination of the 364-Day Credit Facility and (ii) date of delivery of the Compliance Certificate for the fiscal quarter ending January 30, 2021, demonstrating compliance with the Consolidated Adjusted Debt to EBITDAR Ratio, the sum of (x) the Excess Availability plus (y) Qualified Cash to be less than $800,000,000.” Section 10.06 of the Credit Agreement. Section 10.06 of the Credit Agreement is hereby amended by amending and restating Section 10.06(d) in its entirety to read:
“(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant, but such Participant shall be subject to the last paragraph of Section 10.01 and Section 10.13. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 and subject to the obligations under Section 3.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code or U.S. Treasury Regulations, including Section 5f.103-1(c) of the United States Treasury Regulations or any successor U.S. Treasury Regulations thereto. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

(vii) Section 10.21 of the Credit Agreement. Section 10.21 of the Credit Agreement is hereby amended by amending and restating Section 10.21 in its entirety to read:
“10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”
(viii) Exhibit D of the Credit Agreement. Exhibit D of the Credit Agreement is hereby amended by replacing such exhibit with the exhibit set forth in Annex I hereto.
(b) Other Loan Documents. From and after the First Amendment Effective Date, each reference to the Existing Credit Agreement in any Loan Document shall be a reference to the Existing Credit Agreement, as amended by this Amendment, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

Section 3. Conditions of Effectiveness. This Amendment shall become effective on the date each of the following conditions shall have been satisfied (such date, the “First Amendment Effective Date”):
(a) Documentation. The Administrative Agent shall have received this Amendment duly executed by the Borrower, the Administrative Agent and the Consenting Lenders, in form and substance satisfactory to the Administrative Agent and the Consenting Lenders.
(b) Certification. The Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying that:
(i) since the date of the Audited Financial Statements, except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and any other report filed after February 1, 2020 and prior to the First Amendment Effective Date by the Borrower on Form 8-K with the SEC, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect;
(ii) no Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall have occurred and be continuing on and as of the First Amendment Effective Date;
(iii) the representations and warranties contained in Section 4 hereof shall be true and correct on and as of the First Amendment Effective Date; and
(iv) no legal or regulatory action or proceeding shall have commenced and be continuing against the Borrower or any of its Subsidiaries since July 1, 2019, which has, or would reasonably be expected to have, a Material Adverse Effect.
(c) Patriot Act and Beneficial Owner Certification. (x) Upon the reasonable request of any Lender made at least three (3) Business Days prior to the First Amendment Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the First Amendment Effective Date and (y) at least three (3) Business Days prior to the First Amendment Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(d) Consent Fees and Expenses. The Administrative Agent shall have received, for the ratable account of each Lender that has consented to this Agreement and has executed and delivered a counterpart hereof to the Administrative Agent on or prior to 12:00 p.m. Eastern Time on May 1, 2020 (the “Deadline”), a fee equal to ten (10) basis points of the sum of such

Lender’s undrawn Commitment plus such Lender’s outstanding Loans on the First Amendment Effective Effective Date (such fees, the “Consent Fees”). The Consent Fees shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent. Once paid, no Consent Fees shall be refundable under any circumstances. For the avoidance of doubt, no Consent Fee shall be payable to any Lender that does not consent to this Agreement prior to the Deadline.
(e) Fees and Expenses. The Administrative Agent shall have received all fees, charges and disbursements required to be paid or reimbursed by the Borrower pursuant to Section 7 hereof (which fees, charges and disbursements of counsel and such other out of pocket fees and expenses shall be limited to those for which invoices have been submitted on or prior to the First Amendment Effective Date (provided, however, nothing herein shall preclude any post-closing settlement of such fees, charges, disbursements, costs and expenses to the extent not so invoiced)).
Section 4. Representations and Warranties of the Borrower. In order to induce the Administrative Agent and the Consenting Lenders to enter into this Amendment, the Borrower represents and warrants as follows:
(a). The execution, delivery and performance by the Borrower of its obligations in connection with this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or similar organizing or governing documents of the Borrower, (ii) contravene any applicable law which is applicable to the Borrower, or (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture or instrument or other material agreement to which the Borrower is a party, by which it or any of its properties is bound or to which it is subject, except, in the case of clauses (ii) and (iii) above, to the extent such contraventions, conflicts, breaches or defaults could not reasonably be expected to have a Material Adverse Effect.
(b). The Borrower has taken all necessary corporate action to execute, deliver and perform this Amendment and has validly executed and delivered this Amendment. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c). No material consent, approval, authorization or other action by, notice to, or registration or filing with, any governmental authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this Amendment, except (i) such as have been obtained or made and are in full force and effect, and (ii) such filings as may be required in connection with the Borrower’s obligations under the Exchange Act.
(d). As of the First Amendment Effective Date, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects (except for those representations and warranties that have a material qualifier, in which case those representations and warranties shall be true and correct in all respects) as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).
(e). No Default or event which, with the giving of notice, the lapse of time or both, would constitute a Default shall exist after giving effect to this Amendment.
Section 5. Reference to and Effect on the Credit Documents. On the First Amendment Effective Date and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment, and this Amendment shall constitute a Loan Document.
(a). The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect according to their respective terms and are hereby in all respects ratified and confirmed. The parties hereto acknowledge and agree that the amendments contained herein do not constitute a novation of the Existing Credit Agreement, the other Loan Documents or the indebtedness or any other obligation of the Borrower described therein and shall not, in any case, affect, diminish or abrogate the Borrower’s liability under the Credit Agreement or any other Loan Document.
(b). The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of, consent to a departure from, or modification of any other term, covenant, provision or condition set forth in any of the Loan Documents.
Section 6. Lender Consent. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.
Section 7. Costs and Expenses. On or prior to the First Amendment Effective Date, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.
Section 8. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
Section 10. Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.
Section 11. Entire Agreement. This Amendment and the other Loan Documents (the “Relevant Documents”) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ROSS STORES, INC.

By:
Name:	Travis Marquette
Title:	Group Senior Vice President and Chief Financial Officer

Ross Stores, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Ross Stores, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Swing Line Lender

By:
Name:
Title:

Ross Stores, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:
Name:
Title:

Ross Stores, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:
Name:
Title:

Ross Stores, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

[OTHER LENDERS]

By:
Name:
Title:

Ross Stores, Inc.
First Amendment to Amended and Restated Credit Agreement
Signature Page

Annex I
EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 1, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Ross Stores, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the        of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1. The Borrower has delivered or made available the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements for the first three fiscal quarters of each fiscal year]

1. The Borrower has delivered or made available the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such

Ross Stores, Inc.
Form of Compliance Certificate

fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Subsidiary that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    .
ROSS STORES, INC.

By:
Name:
Title:

Ross Stores, Inc.
Form of Compliance Certificate

For the Quarter/Year ended (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

Section 7.04(a) – Consolidated Adjusted Debt to EBITDAR Ratio.
A. Consolidated EBITDAR for four consecutive fiscal quarters on above date (“Subject Period”):
1. Consolidated Net Income for Subject Period:  $________
2. Consolidated Total Interest Expense for Subject Period: $________
3. Consolidated taxes on income for Subject Period:  $________
4. Consolidated depreciation for Subject Period:  $________
5. Consolidated amortization for Subject Period:  $________
6. Extraordinary non-cash losses to the extent such losses
have not been and will not become cash losses
in a later fiscal period:      $________
7. Consolidated Lease Expense for Subject Period  $________
8. Consolidated EBITDAR (Lines A.1 + 2 + 3 + 4 +
5 + 6 + 7):        $________

B.  Consolidated Adjusted Debt at Statement Date:  $________
C. Consolidated EBITDAR for Subject Period
(Line A.8 above):      $________

D. Consolidated Adjusted Debt to EBITDAR Ratio (Line B
Line C):         to 1.0

E. Maximum permitted:       to 1.01

[1] For the Compliance Certificate to be delivered in connection with the fiscal quarter ending May 2, 2020, for purposes of the financial covenant of Section 7.04(a), the Borrower is only required to provide the calculations of the Consolidated Adjusted Debt to EBITDAR Ratio

Ross Stores, Inc.
Form of Compliance Certificate

Section 7.04(b) – Minimum Liquidity.2

A.Excess Availability:

1. Aggregate Commitments      $_______

2. Commitments of the lenders under the Existing Credit
Facility       $_______

3.  Amount of all then outstanding and unpaid Obligations $_______

4. Amount of all then outstanding and unpaid Obligations
(as defined in the Existing Credit Facility).    $_______
         (Lines 1 + 2 – (3 +4):       $_______

B.Qualified Cash:       $_______

C.Excess Availability + Qualified Cash:    $_______

D.Minimum Permitted:       $800,000 **

** The amount in Line C must not be less than $800 million at any time during the fiscal period referenced in this Compliance Certificate.

[2] Calculations are as of the last day of the fiscal period referenced in this Compliance Certificate

Ross Stores, Inc.
Form of Compliance Certificate

For the Quarter/Year ended (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDAR
(in accordance with the definition of Consolidated EBITDAR
as set forth in the Agreement)

Consolidated EBITDAR	Quarter Ended ________	Quarter Ended ________	Quarter Ended ________	Quarter Ended ________	Twelve Months Ended ________
Consolidated Net Income
+ Consolidated Total Interest Expense
+ income taxes
+ depreciation
+ amortization
+ extraordinary non-cash losses
= Consolidated EBITDA
+ Consolidated Lease Expense
=Consolidated EBITDAR

Ross Stores, Inc.
Form of Compliance Certificate